PROSPECTUS SUPPLEMENT	REGISTRATION NO. 333-95807
(To Prospectus dated August 15, 2007)	Filed Pursuant to Rule 424(b)(3)

1,000,000,000 Depositary Receipts

Telecom HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Telecom HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
ALLTEL Corp.	AT	2	NYSE
AT&T Inc.	T	50.7721	NYSE
BCE Inc.	BCE	4.575	NYSE
CenturyTel, Inc.	CTL	1	NYSE
Cincinnati Bell Incorporated	CBB	2	NYSE
Embarq Corporation	EQ	.8303	NYSE
Level 3 Communications, Inc.	LVLT	3	NASDAQ
Qwest Communications International Inc.	Q	12.9173	NYSE
Sprint Nextel Corporation	S	16.6050	NYSE
Telephone and Data Systems, Inc.	TDS	1	AMEX
Telephone and Data Systems, Inc. – Special Common Shares	TDS.S	1	AMEX
Verizon Communications	VZ	21.76	NYSE
Windstream Corporation	WIN	2.0679	NYSE

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is September 30, 2007.